CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated March 23, 2009 on Dreyfus Municipal Cash Management Plus for the fiscal year ended January 31, 2009 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-36821 and 811-6172) of Dreyfus Municipal Cash Management Plus.

ERNST&YOUNGLLP

New York, New York May 26, 2009